Exhibit 99.1

Envivio Reports Third Quarter Fiscal 2014 Financial Results

South San Francisco, Calif. – December 2, 2013 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the third quarter of fiscal 2014 ended October 31, 2013.

Financial Highlights

•	Revenue for the third quarter of fiscal 2014 was $11.7 million, compared to $11.5 million in the second quarter of fiscal 2014 and $7.2 million in the third quarter of fiscal 2013.

•	GAAP net loss for the quarter was $2.9 million, or $0.11 per share, compared to GAAP net loss of $2.5 million, or $0.09 per share, in the second quarter of fiscal 2014 and GAAP net loss of $5.6 million, or $0.21 per share, in the third quarter of fiscal 2013.

•	Non-GAAP net loss for the quarter was $2.3 million, or $0.08 per share, compared to non-GAAP net loss of $1.9 million, or $0.07 per share, in the second quarter of fiscal 2014 and non-GAAP net loss of $4.9 million, or $0.18 per share, in the third quarter of fiscal 2013. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

“Our solid revenue growth of 62% year-over-year in the third quarter was driven primarily by orders we received from our existing tier 1 customers,” said Julien Signès, President and CEO. “Momentum in revenue growth continued from last quarter as a result of ongoing improvement in our sales team performance, growing market acceptance of software-based solutions for multiscreen video processing, and stronger market demand. We are encouraged by these trends and remain focused on improving our sales execution, managing costs, and increasing our engagements with service provider customers around the world.”

As of October 31, 2013, Envivio had cash and cash equivalents of $49.9 million.

Business Highlights

•	BSkyB, the largest pay TV service provider in the UK and Ireland, continues to expand their successful OTT services with additional Envivio multiscreen solutions.

•	Verizon Communications Inc., through its value added reseller IncrediTek, contributed 14.7% of revenue for the Company in the third quarter, and an existing tier 1 US cable customer contributed 12.8% of revenue.

•	Numericable, the leading cable operator in France, deployed Envivio software-based headend solutions to provision the SD and HD TV services component of its new triple-play service.

•	ZON Multimedia, Portugal’s leading pay TV operator and content provider, selected Envivio software-based headend solutions to power a set of satellite and cable pay TV services, as well as mobile TV services delivered to any screen. ZON serves more than 1.5 million subscribers in Portugal, and recently announced a merger with Optimus Portugal, another Envivio customer.

•	Terry D. Kramer was appointed Chairman of Envivio’s board of directors. Mr. Kramer, a telecommunications executive and former United States ambassador for the World Conference on International Telecommunications (WCIT), has served on Envivio’s board since May 2011.

•	Envivio Halo™ Experience Server and Envivio Muse™ On-Demand transcoder received outstanding scores in the 2013 Broadband Technology Report (BTR) Diamond Technology Reviews, a prestigious industry honor judged by experts from leading North American cable operators.

•	Envivio announced the integration between the Envivio Halo network media processor (NMP) and Google Widevine digital rights management (DRM) using MPEG-DASH and common encryption. This combination enables the secure delivery of high quality video content to the full range of Android and Chrome devices.

•	Envivio announced the integration of advanced features to the Envivio Halo network media processor and Envivio Muse transcoders, including Microsoft PlayReady Premium content protection and Civolution forensic watermarking capabilities.

•	Envivio announced the latest version of its software-based Envivio Muse On-Demand transcoder, version 3.60, which offers high quality and high speed transcoding to reduce costs for operators in a variety of areas including storage, power, CDN and operating expenses.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the third quarter ended October 31, 2013. To access the conference call, dial 877-941-1427, using conference code 4651476. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4651476. A replay of the conference call will be available through Monday, December 9, 2013. To access the replay, please dial 800-406-7325 and enter pass code 4651476. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4651476. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated December 2, 2013 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the growing awareness of our competitive products and the increasing market demand for multi-screen applications as well as technologies for personalized TV. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the third quarter of fiscal 2014 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the failure of Envivio’s target markets to develop as anticipated, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (Nasdaq:ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	October 31, 2013	January 31, 2013
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$49,946	$51,344
Short-term investments	—	3,517
Accounts receivable, net of allowance for doubtful accounts	10,355	8,376
Inventory	412	708
Prepaid expenses and other assets	3,004	2,891
Deferred inventory costs, current	566	318

Total current assets	64,283	67,154

Property and equipment, net	4,103	5,003
Other assets	250	216

Total assets	$68,636	$72,373

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,696	$4,953
Accrued compensation	4,729	3,395
Accrued liabilities	1,712	1,271
Deferred revenue, current	6,296	3,298

Total current liabilities	18,433	12,917

Deferred revenue, net of current portion	672	1,360
Other non-current liabilities	1,675	1,661
Deferred rent	729	874

Total liabilities	21,509	16,812

Stockholders’ equity:
Common stock	28	27
Additional paid-in capital	153,914	152,168
Accumulated other comprehensive loss	(902)	(868)
Accumulated deficit	(105,913)	(95,766)

Total stockholders’ equity	47,127	55,561

Total liabilities, convertible preferred stock and stockholders’ equity	$68,636	$72,373

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	(in thousands, except for per share amounts)
	October 31, 2013	July 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
Revenue
Product	$9,384	$9,381	$5,600	$24,434	$26,146
Professional services and support	2,323	2,167	1,619	6,282	5,253

Total revenue	11,707	11,548	7,219	30,716	31,399

Cost of revenue				—	—
Product	3,524	3,084	2,221	8,885	10,748
Professional services and support	555	560	327	1,579	1,058

Total cost of revenue	4,079	3,644	2,548	10,464	11,806

Gross profit	7,628	7,904	4,671	20,252	19,593

Operating expenses
Research and development	2,491	2,439	2,057	6,897	6,086
Sales and marketing	5,014	4,879	5,167	14,955	16,538
General and administrative	2,939	2,942	2,964	8,434	8,694

Total operating expenses	10,444	10,260	10,188	30,286	31,318

Loss from operations	(2,816)	(2,356)	(5,517)	(10,034)	(11,725)
Interest income, net	7	13	32	39	47
Other income (expense), net	9	21	30	24	(117)

Loss before provision for income taxes	(2,800)	(2,322)	(5,455)	(9,971)	(11,795)
Income tax provision	129	157	112	176	287

Net loss	(2,929)	(2,479)	(5,567)	(10,147)	(12,082)

Net loss attributable to common stockholders	$(2,929)	$(2,479)	$(5,567)	(10,147)	(12,082)

Net loss per share of common stock, basic and diluted	$(0.11)	$(0.09)	$(0.21)	$(0.37)	$(0.54)
Shares used in computing net loss per share of common stock, basic and diluted	27,116,388	27,109,942	26,920,518	27,096,605	22,451,471

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	(in thousands, except for per share amounts)
	October 31, 2013	July 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
GAAP gross margin	$7,628	$7,904	$4,671	$20,252	$19,593
Stock-based compensation	1	1	1	3	4

Non-GAAP gross margin	7,629	7,905	4,672	20,255	19,597
GAAP operating expense	10,444	10,260	10,188	30,286	31,318
Stock-based compensation	(630)	(548)	(667)	(1,695)	(2,107)

Non-GAAP operating expense	9,814	9,712	9,521	28,591	29,211
GAAP operating loss	(2,816)	(2,356)	(5,517)	(10,034)	(11,725)
Stock-based compensation	631	549	668	1,698	2,111

Non-GAAP operating loss	(2,185)	(1,807)	(4,849)	(8,336)	(9,614)
GAAP net loss	(2,929)	(2,479)	(5,567)	(10,147)	(12,082)
Stock-based compensation	631	549	668	1,698	2,111

Non-GAAP net loss	(2,298)	(1,930)	(4,899)	(8,449)	(9,971)

Non-GAAP net loss attributable to common stockholders	$(2,298)	$(1,930)	$(4,899)	$(8,449)	$(9,971)

GAAP net loss per share of common stock, basic and diluted	$(0.11)	$(0.09)	$(0.21)	$(0.37)	$(0.54)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.08)	$(0.07)	$(0.18)	$(0.31)	$(0.44)
Shares used in computing net loss per share of common stock, basic and diluted	27,116,388	27,109,942	26,920,518	27,096,605	22,451,471